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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Andrew Miller
UpStart Communications
510.457.3117
amiller@upstart.com

        ONSTAR TO IMPLEMENT GENERAL MAGIC'S MAGICTALK ENTERPRISE PLATFORM

        Sunnyvale, Calif. (July 29, 2002) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in enterprise voice infrastructure software, today announced that OnStar Corp., a subsidiary of General Motors Corp. (NYSE: GM), will license General Magic's magicTalk Enterprise Platform. In addition, the two companies will work together to migrate the OnStar Virtual Advisor to the magicTalk(R) Enterprise Platform, which enables easy modification and extension of services through the use of industry standard Java 2 Enterprise Edition (J2EE) features and functions.

        The relationship between General Magic and OnStar began in late 1999 when OnStar selected General Magic to develop and host the voice application behind Virtual Advisor. OnStar Virtual Advisor allows subscribers to access personalized Web-based information such as location-based traffic and weather, in a hands-free voice-activated manner. Under the new one-year agreement, General Magic will continue providing OnStar with voice application development and maintenance services.

        "General Magic continues to be a valuable partner and our adoption of their magicTalk Enterprise Platform improves our ability and increases our speed of delivery of voice services in the telematics marketplace," said OnStar's Don Butler, vice president, New Business Development.

        "We're delighted to have the opportunity to provide the magicTalk Enterprise Platform as the foundation for the continued innovation and excellence of the OnStar services," said Kathie Layton, chief executive officer and president of General Magic. "This enhances our leadership position in the market for voice infrastructure software that enables Web and Java developers to rapidly develop and deploy integrated voice and Web enterprise services, which will ultimately affect the convergence of online service with telephone-based services."

        The magicTalk Enterprise Platform is a suite of reusable software component libraries, application frameworks, design patterns, development tools and best practices for delivering interactive voice services such as those provided by OnStar Virtual Advisor.


                                     -more-
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ABOUT ONSTAR

        OnStar, a wholly owned subsidiary of General Motors Corp, is the nation's leading provider of in-vehicle safety, security and information services using the Global Positioning System (GPS) satellite network and wireless technology. OnStar services include automatic notification of air bag deployment, stolen vehicle location, emergency services, roadside assistance with location, remote door unlock, remote diagnostics, route support, OnStar concierge and convenience services. OnStar Personal Calling allows drivers to make and receive hands-free, voice-activated phone calls through a nationwide cellular network and access to the Virtual Advisor Web-based information services. Additional information is available on the Web at www.onstar.com.

ABOUT GENERAL MAGIC

        General Magic is a leading voice infrastructure software company that provides enterprise-class software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, Calif. For additional information, visit www.generalmagic.com.

                                      # # #

General Magic notes that this press release contains forward-looking statements that speak only as of the date hereof, and involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the company's financial resources to execute its business plan and to support its continuing operations; the company's dependence on a single customer under contracts that may not be renewed; market acceptance of the company's voice application products and services; the ability of the company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the risk that the company's stock may be delisted from the Nasdaq SmallCap Market; the company's ability to generate sufficient revenues from its products and services to operate profitably; the company's ability to attract, retain and motivate key technical, sales, marketing and management personnel; the challenges inherent in the development, delivery and implementation of complex technologies; and the company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed in General Magic's filings made with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K.

NOTE: General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.